                                                                    EXHIBIT 1(e)


                        [FORM OF FIRST SUPPLEMENTAL INDENTURE]

    FIRST SUPPLEMENTAL INDENTURE, dated as of July __, 1996, between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national association organized and existing under the laws of the United States, as successor trustee (hereinafter call the "Trustee").

    WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of June 1, 1994 (hereinafter called the "Amended and Restated Indenture"), pursuant to which one or more series of Securities has been issued. All terms used in this First Supplemental Indenture that are defined in the Amended and Restated Indenture shall have the meanings assigned to them in the Amended and Restated Indenture;

    WHEREAS, Section 10.01 of the Amended and Restated Indenture provides that without the consent of any Securityholders, the Company and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Amended and Restated Indenture in form satisfactory to the Trustee to make any change that does not adversely affect the interests of any Securityholder;

    WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture and has requested that the Trustee join in the execution of this First Supplemental Indenture; and

    WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Amended and Restated Indenture have been done.

    NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

    For and in consideration of the premises, it is mutually covenanted and agreed as follows:

    I.   AMENDMENTS.

         A. The following amendments to the Amended and Restated Indenture shall apply to Securities authenticated and delivered by the Trustee under this Amended and Restated Indenture on or after the date of this First Supplemental Indenture:

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                                                                               2


                        (i) LIMITATION ON LIENS. Section 4.03 of the Amended and Restated Indenture, and the corresponding reference thereto to the Table of Contents thereto, is hereby deleted in its entirety.

                        (ii)    SECURITIES TO BE SECURED IN CERTAIN EVENTS.
                   Section 11.02 of the Amended and Restated Indenture, and the corresponding reference thereto to the Table of Contents thereto, is hereby deleted in its entirety.

                        (iii) SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The following clause is hereby deleted from the tenth and eleventh lines of Section 10.01(b) of the Amended and Restated Indenture: "or as may be required by
                   Section 4.03 or Section 11.02."

                        (iv) CONFORMING CHANGES. Each of the following section references in the Amended and Restated Indenture are deleted and replaced by the respective section references indicated below:

                        CURRENT REFERENCE        NEW REFERENCE

                           Section 4.04           Section 4.03
                           Section 4.05           Section 4.04
                           Section 4.06           Section 4.05
                           Section 11.03          Section 11.02
                           Section 11.04          Section 11.03

         B. The following amendment to the Amended and Restated Indenture shall apply to any Securities Outstanding on the date of this First Supplemental Indenture or hereafter authenticated and delivered by the Trustee hereunder:

                        (i) SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. Section 10.01(e) of the Amended and Restated Indenture is hereby amended by inserting the word "Outstanding" before the word "Securities" therein.

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                                                                               3
    II.  MISCELLANEOUS.

         A. INCORPORATION OF INDENTURE. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Amended and Restated Indenture; and the Amended and Restated Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

         B. HEADINGS. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of information of reference and shall not be deemed to be a part thereof.

         C. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         D. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualified or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         E. SUCCESSORS AND ASSIGNS. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         F. SEPARABILITY CLAUSE. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         G. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

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                                                                               4


         H. REGARDING THE TRUSTEE. The Trustee shall not be responsible for the correctness of the recitals herein, and makes no representation as to the validity or the sufficiency of this First Supplemental Indenture, be entitled to all of the benefits of all of the rights, privileges, immunities and indemnities of the Trustee provided for in the Indenture.

    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                       GENERAL ELECTRIC CAPITAL
                                            CORPORATION

                                       By:____________________________________
                                          Jeffrey S. Werner
                                          Senior Vice President - Corporate
                                            Treasury and Global Funding
                                            Operation

ATTEST:

________________________
Assistant Secretary

                                       THE CHASE MANHATTAN BANK
                                       (NATIONAL ASSOCIATION),
                                         as Trustee

                                       By:____________________________________
                                          Name:
                                          Title:

ATTEST:

_______________________
Title

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STATE OF  CONNECTICUT)
                     ) S.S.:
COUNTY OF FAIRFIELD  )


    On the ____ day of July, 1996, before me personally came Jeffrey S. Werner, to me known, who, being by me duly sworn, did depose and say that he resides at 96 Southfield Avenue, Stamford, Connecticut 06902, that he is the Senior Vice President - Corporate Treasury and Global Funding Operation of General Electric Capital Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation, and that he signed his name thereto pursuant to like authority.




                                            _______________________
                                            Notary Public


[notarial seal]

STATE OF                )
                        ) S.S.:
COUNTY OF               )


    On the ____ day of _______, 1996, before me personally came _______, to me known, who, being by me duly sworn, did depose and say that s/he resides at __________, that s/he is _________ of The Chase Manhattan Bank (National Association), one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation, and that s/he signed her/his name thereto pursuant to like authority.




                                            _______________________
                                            Notary Public


[notarial seal]